UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 22, 2004
Date of Report (Date of earliest event reported)

AMERICAN EAGLE OUTFITTERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

0-23760	13-2721761
(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive	15086-7528
Warrendale, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 776-4857
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2004, American Eagle Outfitters, Inc. (the "Company") entered into a definitive Asset Purchase Agreement for the disposition of its Bluenotes retail apparel business to a private company controlled by Mr. Michael Gold, owner of YM Inc., (Sales), a prominent Canadian retailer.  The transaction is scheduled to close on December 5, 2004, and is subject to customary conditions and regulatory approvals.  The Company will recognize a fourth quarter loss from discontinued operations of approximately $0.08 to $0.11 per diluted share related to Bluenotes.

ITEM 7.01.	Regulation FD Disclosure.

On November 23, 2004, American Eagle Outfitters, Inc. issued a press release announcing, among other things, the signing of a definitive Asset Purchase Agreement for the disposition of its Bluenotes retail apparel business to a private company controlled by Mr. Michael Gold, owner of YM Inc., (Sales), a prominent Canadian retailer.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Dated: November 24, 2004	By:	/s/ Dale E. Clifton
	Name:	Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 23, 2004.